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                                                                     EXHIBIT 4.6


                               MEGAN HEALTH, INC.
                                STOCK OPTION PLAN
                           (As Amended, January 1998)


SECTION 1.  PURPOSE.

         The purpose of the Megan Health, Inc. Stock Option Plan (this "Plan") is to provide a means whereby selected employees, directors (subject to the restrictions contained in Sections 2 and 4), officers and consultants of Megan Health, Inc., formerly Megan Animal Health, Inc. (the "Company") or of any parent or subsidiary (as defined in Sections 425(e) and (f) respectively, of the Internal Revenue Code of 1986, as amended (the "Code") and referred to hereinafter as "Affiliates") thereof, may be granted incentive stock options (which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code) and/or nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, directors, officers and consultants and to provide added incentive to them by encouraging stock ownership in the Company.

SECTION 2.  ADMINISTRATION.

         This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or authorize a committee to administer this Plan, by such committee. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

         In the event a member of the Board (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options under this Plan, no member of the Board or the committee shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be, and, if state corporate law does not permit a committee to grant options to directors, then any option granted under this Plan to a director for his or her services as such shall be approved by the full Board.

         The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board.

         If any of the Company's equity securities are registered pursuant to
Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then the Plan Administrator shall be constituted at all times so as to meet the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act.


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         2.1    PROCEDURES.

         The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.

         2.2    RESPONSIBILITIES.

         Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties, so long as such interpretation and construction with respect to incentive stock options corresponds to the requirements of the Code Section 422, the regulations thereunder, and any amendments thereto.

         2.3    SECTION 16(B) COMPLIANCE AND BIFURCATION OF PLAN.

         It is the intention of the Company that, if any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Section, the provision shall be deemed null and void, and in all events this Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Board, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to participants who are officers and directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning this Plan with respect to other participants.

SECTION 3.  STOCK SUBJECT TO THIS PLAN.

     The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock") presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 7, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 600,000 shares of Common Stock. If any option granted under this Plan shall expire, be surrendered, exchanged for another option, cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan, including for replacement options which may be granted in exchange for such surrendered, cancelled or terminated options.


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SECTION 4.  ELIGIBILITY.

         An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee of the Company or any Affiliate. A nonqualified stock option may be granted to any employee, director, officer and consultant of the Company or any Affiliate. If any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, a member of the Board may not during the one year prior to service as an administrator of the Plan, or during such service, be granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates, unless such plan meets the requirements of paragraphs (A), (B), (C) or (D) of the Rule 16b-3(c)(2)(i) promulgated under Section 16(b) of the Exchange Act. Any individual to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee."

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS.

         Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan including the following terms and conditions:

         5.1    NUMBER OF SHARES AND PRICE.

         The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "exercise price") shall be as established by the Plan Administrator, provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the par value per share of the Common Stock and 100% of the fair market value per share of the Common Stock at the time the option is granted and also provided that, with respect to incentive stock options granted to greater than ten percent shareholders, the exercise price shall be as required by Section 6. The "fair market value" of a share of Common Stock shall be deemed to be (i) if traded on a securities exchange or The NASDAQ Stock Market, the closing price on the relevant date, or (ii) if actively traded over-the-counter, the closing bid price on the relevant date, or (iii) if there is no active public market, such price that is reasonably determined by the Plan Administrator in good faith.

         5.2    TERM AND MATURITY.

         Subject to the restrictions contained in Section 6 with respect to granting incentive stock options to greater than ten percent shareholders, the term of each option shall not be greater than ten years from the date it was granted. The Plan Administrator in its discretion may provide in any option agreement that the option shall be exercisable in full at any time or from time to time during the term of the option, or may provide for the exercise of the option in such installments and at such times during the term of the option as the Plan Administrator may determine.


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         5.3    EXERCISE.

         Subject to the vesting schedule set forth in the option agreement, each option may be exercised in whole or in part; provided, however, that only whole shares will be issued pursuant to the exercise of any option and that the exercise price shall not be less than the par value per share of the Common Stock at the time the option is exercised. During an Optionee's lifetime, any stock options granted under this Plan are personal to him or her and are exercisable solely by such Optionee or, with respect to a nonqualified option, pursuant to the terms of a qualified domestic relations order, as defined in the Code. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

         5.4    PAYMENT OF EXERCISE PRICE.

         Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash or such other forms and procedures for payment as determined by the Plan Administrator, including delivery of shares of stock of the Company held by an Optionee having a fair market value equal to the exercise price; and delivery of a note executed by the Optionee bearing interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

         5.5    WITHHOLDING TAX REQUIREMENT.

     The Company or any Affiliate shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment, pursuant to terms and procedures set forth in the written option agreement.

         5.6    NONTRANSFERABILITY OF OPTIONS.

         Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution or, with respect to nonqualified stock options, pursuant to the terms of a qualified domestic relations order as defined in the Code, and shall not be subject to execution, attachment or similar process.


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         5.7    TERMINATION OF RELATIONSHIP.

         An option shall terminate and may not be exercised if the Optionee's relationship with the Company or any Affiliate ceases because of conduct that in the judgment of the Administrator involves dishonesty or action by the employee that is detrimental to the best interest of the Company or the Affiliate. If the Optionee's relationship with the Company or any Affiliate ceases for any reason other than such conduct and unless by its terms the option sooner terminates or expires, then the Optionee may exercise that portion of his or her option which is exercisable at the time of such cessation as provided in the option agreement. An option may not be exercised after the expiration of its term.

         5.8    MODIFICATION AND AMENDMENT OF OPTION.

         Subject to the requirements of Code Section 422 with respect to incentive stock options and to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan only with the consent of the Optionee.

         5.9    LIMITATION ON VALUE FOR INCENTIVE STOCK OPTIONS.

         As to all incentive stock options granted under the terms of this Plan, to the extent that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year (under this Plan and all other incentive stock option plans of the Company, a Affiliate or a predecessor corporation) exceeds $100,000, such options shall be treated as nonqualified stock options.

SECTION 6.  GREATER THAN TEN PERCENT SHAREHOLDERS.

         If incentive stock options are granted under this Plan to an employee who owns (or is deemed to own pursuant to Section 425(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of such incentive stock options shall not exceed five years and the exercise price shall be not less than 110% of the fair market value of the Common Stock at the time the incentive stock option is granted.

SECTION 7.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

         The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.


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         7.1    EFFECT OF LIQUIDATION OR REORGANIZATION.

                7.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK.

                Except as provided in subsection 7.1.2. upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise his or her option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.

                7.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE.

                If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 7.1.1. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall be fully vested whether or not the vesting requirements set forth in the option agreement have been satisfied.

         7.2    FRACTIONAL SHARES.

         In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

         7.3    DETERMINATION OF BOARD TO BE FINAL.

         All Section 7 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. Unless an Optionee agrees otherwise, any change or adjustment to an incentive stock option shall be made in such a manner so as not to constitute a "modification" as defined in Section 425(h) of the Code and so as not to cause his or her incentive stock option issued hereunder to fail to continue to qualify as an incentive stock option as defined in Section 422(b) of the Code.


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SECTION 8.  SECURITIES REGULATION.

         Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

         As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionee as may from time to time be necessary to comply with the federal and state securities laws.

SECTION 9.  AMENDMENT AND TERMINATION.

         9.1    BOARD ACTION.

         The Board may at any time suspend, amend or terminate this Plan, provided that, except as set forth in Section 7, the approval of the holders of a majority of the Company's shareholders is necessary within 12 months before or after the adoption by the Board of any amendment which will: (a) increase the number of shares which are to be reserved for the issuance of options under this Plan; (b) with respect to nonqualified stock options, materially modify the requirements as to eligibility for participation in this Plan or, with respect to incentive stock options, change the designation of the participants or class of participants eligible for participation in this Plan; or (c) otherwise materially increase the benefits accruing to the participants under this Plan.

         Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.


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         9.2    AUTOMATIC TERMINATION.

         Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of (a) the date on which this Plan is adopted by the Board or (b) the date on which this Plan is approved by the shareholders of the Company. No option may be granted after such termination, or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 10.  EFFECTIVENESS OF THIS PLAN.

         This Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding shares of voting capital stock at any time within 12 months before or after the adoption of this Plan.


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